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    As filed with the Securities and Exchange Commission on November 4, 1998.

                                                      REGISTRATION  NO. 33-92152
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                         TEXAS BIOTECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


             DELAWARE                                           13-3532643
   (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                             7000 FANNIN, SUITE 1920
                              HOUSTON, TEXAS 77030
                                 (713) 796-8822
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                               STEPHEN L. MUELLER
                         TEXAS BIOTECHNOLOGY CORPORATION
                             7000 FANNIN, SUITE 1920
                              HOUSTON, TEXAS 77030
                                 (713) 796-8822
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)

                                 With copies to:
                             PORTER & HEDGES, L.L.P.
                            700 LOUISIANA, 35TH FLOOR
                            HOUSTON, TEXAS 77002-2764
                              ATTN: ROBERT G. REEDY
                                 (713) 226-0600

       Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement became effective.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, please check the following box.[X]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


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DEREGISTRATION OF UNSOLD SHARES OF COMMON STOCK

       Pursuant to its Registration Statement on Form S-3 (No. 33-92152), Texas Biotechnology Corporation, a Delaware corporation (the "Company"), registered 4,087,485 shares of its common stock, par value $.005 per share (the "Common Stock"). As of November 4, 1998, 2,999,604 shares of Common Stock had been sold pursuant to the Registration Statement.

       The Company hereby deregisters the remaining 1,087,881 shares of Common Stock registered hereby.



















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 4, 1998.


                                           TEXAS BIOTECHNOLOGY CORPORATION


                                           By: /s/
                                              ----------------------------------
                                               Stephen L. Mueller
                                               Vice President, Finance and
                                               Administration, Treasurer
                                               and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on November 4, 1998.



           SIGNATURE                                    TITLE
           ---------                                    -----


              *                   Director, Chairman of the Board of Directors
------------------------------
      John M. Pietruski


              *                  Director, President and Chief Executive Officer
-----------------------------            (Principal Executive Officer)
     David B. McWilliams


              *                       Director, Vice President of Research
-----------------------------
 Richard A. F. Dixon, Ph.D.


            /s/                    Vice President, Finance and Administration,
-----------------------------      Treasurer and Secretary (Principal Financial
      Stephen L. Mueller                      and Accounting Officer)


              *                            Director and Chairman of the
-----------------------------               Scientific Advisory Board
   James T. Willerson, M.D.




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           SIGNATURE                                    TITLE
           ---------                                    -----


                                                       Director
-----------------------------
    Ron J. Anderson, M.D.


              *                                        Director
-----------------------------
      Frank C. Carlucci


              *                                        Director
-----------------------------
    Robert J. Cruikshank


              *                                        Director
-----------------------------
   James A. Thomson, Ph.D.


*By:         /s/
    -------------------------
      Stephen L. Mueller,
      Individually and as
      attorney-in-fact